United States

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) April 21, 2008
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))P

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) James C. Miller, Chairman and Chief Executive Officer and Director of S&T Bancorp, Inc. (the "Company") retired from his position as the Chief Executive Officer, effective as of the Annual Shareholders Meeting on April 21, 2008.

Mr. Miller will continue serving as Chairman and a director of the Company following his retirement. Mr. Miller will not receive any severance payments in connection with his retirement.

(c) On April 21, 2008, the Company announced that Todd D. Brice will succeed Mr. Miller as the Company's new Chief Executive Officer effective as of April 21, 2008. Mr. Brice, previously had been serving as the Company's President and Chief Operating Officer.

A seasoned banking professional, Mr. Brice has been employed with the Company for 24 years and serves as a member of the Company's Board of Directors. Prior to his current leadership roles, Mr. Brice served as an executive vice president of commercial lending. There were no changes to Mr. Brice's compensation arrangements with the Company.

Section 9-Financial Statements and Exhibits Item 9.01. - Financial Statements and Exhibits
(d) Exhibits. 99.1 Text of Press Release announcing the election of Mr. Brice as Chief Executive Officer, dated April 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
April 21, 2008	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary